UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2011

UNIVERSAL DETECTION TECHNOLOGY

(Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation)	001-09327 (Commission File Number)	95-2746949 (IRS Employer Identification No.)

340 North Camden Drive, Suite 302 Beverly Hills, California (Address of principal executive offices)	90210 (Zip Code)

Registrant’s telephone number, including area code: (310) 248-3655

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02       Unregistered Sales of Equity Securities

On July 20, 2011, the Board of Directors of the Company approved the issuance of 500,000,000 shares of Common Stock of the Company to Mr. Jacques Tizabi, the Company’s Chief Executive Officer and a director. The issuance is made in conversion and in full satisfaction of accrued but unpaid salary owed to Mr. Tizabi in the amount of $200,000.  Accordingly, the price per share at which the accrued salary was converted was $0.004 per share.  Mr. Tizabi’s total beneficial ownership including vested options to purchase 39,750 shares of Common Stock now totals 627,426,425 shares or approximately 12.49% of the issued and outstanding shares of Common Stock of the Company.  The Company has relied upon the exemption from registration under Section 4(2) of the Securities Act of 1933, as amended in making this issuance. All of the disinterested directors of the Company approved the salary conversion and share issuance at a duly called meeting of the Board of Directors.

Item 8.01       Other Events

The disclosure and information set forth under Item 3.02 of this Report is hereby incorporated into this Item 8.01 by reference, as if fully set forth herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIVERSAL DETECTION TECHNOLOGY

By: /s/ Jacques Tizabi
Jacques Tizabi
Dated: August 1, 2011	Chief Executive Officer